Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of March 18, 2011 (the “Effective Date”) among OXFORD FINANCE CORPORATION, a Delaware corporation with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender and HORIZON TECHNOLOGY FINANCE CORPORATION (“HRZN”; each a “Lender” and collectively, the “Lenders”), and ANACOR PHARMACEUTICALS, INC., a Delaware corporation with offices located at 1020 East Meadow Circle, Palo Alto, California  94303-4230 (“Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders.  The parties agree as follows:

1.                                      ACCOUNTING AND OTHER TERMS

1.1                               Accounting terms not defined in this Agreement shall be construed in accordance with GAAP.  Calculations and determinations must be made in accordance with GAAP.  Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2.                                      LOANS AND TERMS OF PAYMENT

2.1                               Promise to Pay.  Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2                               Term Loans.

(a)                                  Availability.

(i)                                     Term A Loan.  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate amount up to Ten Million Dollars ($10,000,000) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”).  After repayment, no Term A Loan may be re-borrowed.

(ii)                                  Term B Loan.  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Second Draw Period, to make term loans to Borrower in an aggregate amount up to Ten Million Dollars ($10,000,000) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”).  After repayment, no Term B Loan may be re-borrowed.

(iii)                               Term C Loan.  Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower in an aggregate amount up to Ten Million Dollars ($10,000,000) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”; each Term A Loan, Term B Loan or Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, Term B Loans and Term C Loans are hereinafter referred to collectively as the “Term Loans”).  After repayment, no Term C Loan may be re-borrowed.

(b)                                 Repayment.  Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of the Term Loans, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date.  Commencing on the Amortization Date (or, with respect to Term C Loans made after the Amortization Date, the first Payment Date thereafter), and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal and interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loans, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to thirty-six (36) months (or, with respect to Term C Loans made after the Amortization Date, that number of months equal to the number of months remaining from the date such Term C Loans are made through and conterminous with the Maturity Date).  All unpaid principal and accrued and unpaid interest with respect to the Term Loans is due and payable in full on the Maturity Date.  The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c)                                  Mandatory Prepayments.  If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other sums, that shall have become due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loans.

(d)                                 Permitted Prepayment of Term Loans.  Borrower shall have the option to prepay all or any part of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans (or any portion thereof) at least ten (10) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) outstanding principal amount of the Term Loans being prepaid plus accrued interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other sums, that shall have become due and payable, including Lenders’ Expenses, if any, and interest at the Default Rate with respect to any past due amounts.

2.3                               Payment of Interest on the Credit Extensions.

(a)                                  Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a fixed per annum rate (which rate shall be fixed for the duration of the applicable Term Loan) equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Term Loan, which interest shall be payable monthly in accordance with Sections 2.2(b) and 2.3(e).  Interest shall accrue on each Term Loan commencing on, and including, the day on which the Term Loan is made, and shall accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid.

(b)                                 Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c)                                  360-Day Year.  Interest shall be computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days.

(d)                                 Debit of Accounts.  Collateral Agent and each Lender may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due.  These debits shall not constitute a set-off.  Without limiting the foregoing, Borrower shall make all payments due to HRZN by wire transfer pursuant to instructions provided by HRZN.

(e)                                  Payments.  Except as otherwise expressly provided herein, all loan payments by Borrower hereunder shall be made to the respective Lender to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly, in arrears, on the Payment Date of each month.  Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4                               Secured Promissory Notes.  Each Term Loan shall be evidenced by a Secured Promissory Note in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth herein.  Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment.  The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower hereunder or under any Secured Promissory Note to make payments of principal of or interest on any Secured Promissory Note when due.  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.5                               Fees.  Borrower shall pay to the Lenders:

(a)                                  Facility Fee.  A fully earned, non-refundable facility fee of Three Hundred Thousand Dollars ($300,000) to be shared between the Lenders pursuant to their respective Commitment Percentages payable as follows: (i) One Hundred Thousand Dollars ($100,000) of the facility fee shall be due and payable on the Effective Date (receipt of which hereby is acknowledged by the Lenders), and (ii) the remaining Two Hundred Thousand Dollars ($200,000) of the facility fee shall be due and payable on the Funding Date (and from the proceeds) of the Term A Loan;

(b)                                 Final Payment.  The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c)                                  Prepayment Fee.  The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares; and

(d)                                 Lenders’ Expenses.  All Lenders’ Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.6                               Withholding.  Payments received by Lenders from Borrower hereunder will be made free and clear of any withholding taxes.  Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any such withholding or deduction from any such  payment or other sum payable hereunder to Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority.  Borrower will, upon request, furnish Lenders with proof reasonably satisfactory to Lenders indicating that Borrower has made such withholding payment provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower.  The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

3.                                      CONDITIONS OF LOANS

3.1                               Conditions Precedent to Initial Credit Extension.  Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Collateral Agent shall consent to or shall have received, in form and substance satisfactory to Collateral Agent, such documents, and completion of such other matters, as Collateral Agent may reasonably deem necessary or appropriate, including, without limitation:

(a)                                  duly executed original signatures to the Loan Documents to which Borrower is a party;

(b)                                 duly executed original signatures to Control Agreements with each domestic financial institution with which Borrower maintains bank and/or securities accounts;

(c)                                  duly executed original Secured Promissory Notes in favor of each Lender according to its Term A Loan Commitment Percentage;

(d)                                 the Operating Documents of Borrower and good standing certificates of Borrower  certified by the Secretary of State of the State of Delaware and each state in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(e)                                  the Perfection Certificate for Borrower and each Subsidiary of Borrower;

(f)                                    duly executed original signatures to an officer’s certificate for Borrower, in a form acceptable to Collateral Agent;

(g)                                 Collateral Agent shall have received certified copies, dated as of a recent date, of such financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(h)                                 a landlord’s consent executed in favor of Collateral Agent in respect of each of Borrower’s leased locations;

(i)                                     a copy of any applicable Registration Rights Agreement or Investors’ Rights Agreement and any amendments thereto;

(j)                                     a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(k)                                  a payoff letter from Lighthouse in respect of the Existing Indebtedness;

(l)                                     evidence that (i) the Liens securing Indebtedness owed by Borrower to Lighthouse will be terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have or will, concurrently with the initial Credit Extension, be terminated;

(m)                               evidence satisfactory to Collateral Agent that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders; and

(n)                                 payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.2                               Conditions Precedent to all Credit Extensions.  The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)                                  receipt by Collateral Agent of an executed Payment/Advance Form in the form of Exhibit B attached hereto; and, with respect to each of Term B Loans and Term C Loans, (i) duly executed original Secured Promissory Notes in favor of each Lender according to its Term Loan Commitment Percentage; and (ii) evidence in form and substance satisfactory to Lenders, in their commercially reasonable discretion, that Borrower has achieved the Phase 3 Milestone.  By way of example, (i) written notice (in form and content satisfactory to the Lenders in their commercially reasonable discretion) to Borrower from the contract research organization conducting the Phase 3 trial documenting that the Phase 3 Milestone has been achieved or (ii) any press release issued by Borrower or any report filed by Borrower with the SEC disclosing Borrower’s achievement of the Phase 3 Milestone (including disclosure of such achievement by Borrower in an 8-K filing) shall constitute evidence in form and substance satisfactory to Lenders;

(b)                                 the representations and warranties in Section 5 hereof shall be true, in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension.  Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 hereof are true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c)                                  in such Lender’s sole discretion, there has not been any Material Adverse Change or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Lenders, or any material adverse change in the business, operations or financial condition of Borrower; and

(d)                                 payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.3                               Covenant to Deliver.  Borrower agrees to deliver to Collateral Agent each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Credit Extension.  Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent of any such item shall not constitute a waiver by the Lenders of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole discretion.

3.4                               Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 2:00 p.m. Eastern time three (3) Business Days prior to the date the Term Loan is to be made.  Together with any such electronic or facsimile notification, Borrower shall deliver to Lenders by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee.  Lenders may rely on any telephone notice given by a person whom Lenders believe is a Responsible Officer or designee.  On the Funding Date, each Lender shall credit and/or transfer (as applicable) to Borrower’s Designated Deposit Account, an amount equal to its Term Loan Commitment.

4.                                      CREATION OF SECURITY INTEREST

4.1                               Grant of Security Interest.  Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this agreement to have priority to Collateral Agent’s Lien.  If Borrower shall acquire a commercial tort claim (as defined in the Code), Borrower shall promptly notify Collateral Agent in a writing signed by Borrower of the general details thereof  (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of the

Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2                               Authorization to File Financing Statements.  Borrower hereby authorize Collateral Agent and Lenders to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s and each Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower or any other Person, shall be deemed to violate the rights of Collateral Agent and Lenders under the Code.  Such financing statements may indicate the Collateral as “all assets of the Debtor other than Debtor’s Intellectual Property” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Collateral Agent’s and Lenders’ discretion.

5.                                      REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows at all times:

5.1                               Due Organization, Authorization: Power and Authority.  Borrower and each of its Subsidiaries is duly existing and Borrower is in good standing as Registered Organizations in its jurisdiction of organization and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business.  In connection with this Agreement, Borrower has delivered to Collateral Agent a completed perfection certificate signed by an officer of Borrower (the “Perfection Certificate”).  Borrower represents and warrants that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately set forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately set forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its respective predecessors) has not, in the past five (5) years, changed its jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate (including the information set forth in clause (d) above) after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).  If Borrower or any Subsidiary is not now a Registered Organization but later becomes one, Borrower shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational identification number within five (5) Business Days of receiving such organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, including the Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable material order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower or any of its Subsidiaries or their respective properties is bound.  Borrower is not in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2                               Collateral.

(a)                                  Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and Borrower does not have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificate delivered to Collateral Agent in connection herewith with respect of which Borrower has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

(b)                                 On the Effective Date, the Collateral is not in the possession of any third party bailee (such as a warehouse) except as disclosed in the Perfection Certificate, and, as of the Effective Date, no such third party bailee possesses components of the Collateral in excess of Fifty Thousand Dollars ($50,000).  None of the components of the Collateral shall be maintained at locations other than as disclosed in the Perfection Certificate on the Effective Date or as permitted pursuant to Section 7.2.  In the event that Borrower, after the Effective Date, intends to store or otherwise deliver to a bailee any portion of the Collateral in excess of Fifty Thousand Dollars ($50,000), then Borrower will first receive the written consent of Collateral Agent and such bailee must execute and deliver a bailee agreement in form and substance reasonably satisfactory to Collateral Agent.

(c)                                  All Inventory is in all material respects of good and marketable quality, free from material defects.

(d)                                 Borrower is the sole owner of the Intellectual Property each respectively purports to own, except for non-exclusive licenses granted to its collaboration partners or customers in the ordinary course of business.  (i) Each of Borrower’s Patents is valid and enforceable and no part of Borrower’s Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by Borrower violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower’s business.  Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee that (i) prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s and Lenders’ right to sell any Collateral.  Notwithstanding the foregoing, Borrower shall provide written notice to Collateral Agent and Lenders within ten (10) days of entering into or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such commercially reasonable steps as Collateral Agent requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) all licenses or agreements to be deemed “Collateral” and for Collateral Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (ii) Collateral Agent shall have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s rights and remedies under this Agreement and the other Loan Documents.

5.3                               Litigation.  Except as disclosed on the Perfection Certificate, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than One Hundred Thousand Dollars ($100,000.00).

5.4                               No Material Deterioration in Financial Condition; Financial Statements.  All consolidated financial statements for Borrower and its Subsidiaries delivered to Lenders fairly present, in all material respects the consolidated financial condition of Borrower and its Subsidiaries and the consolidated results of operations of Borrower and its Subsidiaries.  There has not been any material deterioration in the consolidated financial condition of Borrower and its Subsidiaries since the date of the most recent financial statements submitted to Lenders.

5.5                               Solvency.  The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6                               Regulatory Compliance.  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower or its respective Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person.  Neither Borrower  nor, to the knowledge of Borrower, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7                               Subsidiaries; Investments.  Borrower does not own any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8                               Tax Returns and Payments; Pension Contributions.  Borrower and its Subsidiaries have timely filed all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and its Subsidiaries in all jurisdictions in which Borrower or its Subsidiaries are subject to taxes, including the United States, unless such taxes are being contested in accordance with the following sentence.  Borrower and its Subsidiaries may defer payment of any contested taxes, provided that Borrower or such Subsidiary (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”.  Borrower is unaware of any claims or adjustments proposed for any of Borrower or any of its Subsidiaries’ prior tax years which could result in additional taxes becoming due and payable by Borrower or its Subsidiaries.  Borrower and its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower and its Subsidiaries have not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9                               Use of Proceeds.  Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes. A portion of the proceeds of the Term A Loans shall be used by Borrower to repay the Existing Indebtedness in full on the Effective Date.

5.10                        Full Disclosure.  No written representation, warranty or other statement of Borrower in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11                        Definition of “Knowledge.”  For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6.                                      AFFIRMATIVE COVENANTS

Borrower shall, and shall cause its Subsidiaries to, do all of the following:

6.1                               Government Compliance.

(a)                                  Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on Borrower’s business or operations.  Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, the noncompliance with which could reasonably be expected to have a material adverse effect on Borrower’s business.

(b)                                 Obtain and keep in full force and effect, all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral.  Borrower shall promptly provide copies to Collateral Agent of any material Governmental Approvals obtained by Borrower.

6.2                               Financial Statements, Reports, Certificates.

(a)                                  Deliver to Lenders: (i) as soon as available, but no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated and consolidating (if applicable) balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such quarter, prepared under GAAP, consistently applied (except for the absence of footnotes), certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion (provided that Lenders acknowledge that a going concern qualification, in and of itself, will not render such opinion unacceptable to Lenders); (iii) as soon as available after approval thereof by Borrower’s Board of Directors, but no later than sixty (60) days after the last day of each of Borrower’s fiscal years, Borrower’s financial projections for the entire current fiscal year as approved by Borrower’s Board of Directors, which such annual projections shall be set forth in a quarterly format (such annual financial projections as originally delivered to Collateral Agent and the Lenders are referred to herein as the “Annual Projections”); (iv) prompt notice of (A) any material change in the composition of the Intellectual Property, (B) notice of the registration of any copyright, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark, and (C) prompt notice of Borrower’s knowledge of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property; (v) as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month-end account statements for each deposit account or securities account maintained by Borrower or any Subsidiary, which account statements may be provided to Collateral Agent by Borrower or directly from the applicable bank(s), and (vi) other financial information as reasonably requested by Collateral Agent or any Lender.

(b)                                 Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than forty-five (45) days after the last day of each quarter, deliver to Collateral Agent, a duly completed Compliance Certificate signed by a Responsible Officer.

(c)                                  Within five (5) days of filing, provide access (via posting and/or links on Borrower’s website) to all reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission (“SEC”), any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange; and within five (5) days of filing, provide notice and access (via posting and/or links on Borrower’s website) to all reports on Form 8-K filed with the SEC, and copies of (or access to, via posting and/or links on Borrower’s website) all other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be.

(d)                                 Keep proper books of record and account in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities.  Borrower shall allow, at the sole cost of Borrower, Collateral Agent and Lenders, during regular business hours upon reasonable prior notice (except while an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral.  Such audits shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing.

6.3                               Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date.  Borrower must promptly notify Collateral Agent of all returns, recoveries, disputes and claims that involve more than One Hundred Thousand Dollars ($100,000) individually or in the aggregate in any calendar year.

6.4                               Taxes; Pensions.  Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Lenders, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5                               Insurance.  Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Collateral Agent and Lenders may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders.  All property policies shall have a lender’s loss payable endorsement showing Collateral Agent and HRZN, as lender loss payees and waive subrogation against Collateral Agent and HRZN, and all liability policies shall show, or have endorsements showing, Collateral Agent and HRZN, as additional insureds.  All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Collateral Agent and HRZN at least thirty (30) days notice before canceling, amending, or declining to renew its policy.  At Collateral Agent’s and/or HRZN’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Collateral Agent’s or HRZN’s option, be payable to Collateral Agent and HRZN on behalf of the Lenders on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to One Hundred Thousand Dollars ($100,000) with respect to any loss, but not exceeding Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent and HRZN, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent and HRZN, Collateral Agent or HRZN may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or HRZN deems prudent.

6.6          Operating Accounts.

(a)           Maintain all of Borrower’s and all of its Subsidiaries’ operating and other deposit accounts and securities accounts with the institutions identified on the Perfection Certificate, provided that all such accounts are subject to a Control Agreement in favor of Collateral Agent.

(b)           Borrower and its Subsidiaries shall provide Collateral Agent and Lenders five (5) days’ prior written notice before establishing any Collateral Account at or with any Person other than the institutions identified on the Perfection Certificate as of the Effective Date.  In addition, for each Collateral Account that Borrower or any of its Subsidiaries any time maintains, Borrower shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s and Lenders’ Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Collateral Agent and Lenders.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s or such Subsidiary’s employees and identified to Collateral Agent and Lenders by Borrower as such.

(c)           Borrower and its Subsidiaries shall not maintain any Collateral Accounts except Collateral Accounts located in the United States in accordance with Sections 6.6(a) and (b).

6.7          Protection of Intellectual Property Rights.  Borrower shall use commercially reasonable efforts to:  (a) protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly advise Collateral Agent in writing of material infringements by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lenders’ written consent.

6.8          Litigation Cooperation.  From the date hereof and continuing through the termination of this Agreement, make available to Lenders, without expense to Collateral Agent or Lenders, Borrower and its officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or Lenders with respect to any Collateral or relating to Borrower.

6.9          Notices of Litigation and Default.  Borrower will give prompt written notice to Lenders of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred Fifty Thousand Dollars ($250,000) or more or which could reasonably be expected to have a material adverse effect with respect to Borrower’s business.  Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Lenders of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10        Investments in Subsidiaries.  Borrower shall not, and shall not permit any Subsidiary to, contribute, assign or otherwise transfer assets to any Subsidiary or Subsidiaries.

6.11        Creation/Acquisition of Subsidiaries.  In the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Lenders of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or Lenders to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, and Lenders, a perfected security interest in the stock, units or other evidence of ownership of each such Subsidiary.

6.12        Further Assurances.

(a)           Execute any further instruments and take further action as Lenders or Collateral Agent reasonably request to perfect or continue Collateral Agent’s and Lenders’ Lien in the Collateral or to effect the purposes of this Agreement.

(b)           Deliver to Collateral Agent and Lenders, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise on the operations of Borrower or any of its Subsidiaries.

7.             NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without Lenders’ prior written consent:

7.1          Dispositions.  Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business in connection with joint ventures and corporate collaborations; or (e) licenses for the use of the Intellectual Property of Borrower or its Subsidiaries that are approved by Borrower’s Board of Directors and which could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States.

7.2          Changes in Business, Ownership, or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 40% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering, a private placement of public equity or to venture capital investors or strategic/collaborative partners so long as Borrower identifies to Lenders the venture capital investors or strategic/collaboration partners prior to the closing of the transaction).  Borrower shall not, without at least ten (10) days prior written notice to Lenders: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower’s assets or property), (B) change its jurisdiction of organization, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization

7.3          Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person unless the Obligations are, contemporaneously with the consummation of thereof, indefeasibly repaid in full, in cash, with the proceeds of such merger, consolidation, acquisition or other similar transaction.  A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a “co-Borrower” hereunder or has provided a secured guaranty of Borrower’s Obligations hereunder) or into Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom.

7.4          Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5          Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this agreement to have priority to Collateral Agent’s and Lenders’ Lien), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent and Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6          Maintenance of Collateral Accounts.  Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7          Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment or redeem, retire or purchase any capital stock (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate per fiscal year) or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8          Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9          Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.10        Compliance.  Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11        Compliance with Anti-Terrorism Laws.  Collateral Agent hereby notifies Borrower that pursuant to the requirements of Anti-Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and their principals, which information includes the name and address of Borrower and its principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti-Terrorism Laws.  Borrower will not, and will not permit any Subsidiary or Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Borrower shall immediately notify Collateral Agent if Borrower has knowledge that Borrower or any Subsidiary or Affiliate is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Borrower will not and will not permit any Subsidiary or Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

8.             EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1          Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2          Covenant Default.

(a)           Borrower fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Notices of Default), 6.10 (Investments in Subsidiaries), 6.11 (Creation/Acquisition of Subsidiaries) or Borrower violates any covenant in Section 7; or

(b)           Borrower or any Subsidiary fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).  Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3          Material Adverse Change.  A Material Adverse Change occurs;

8.4          Attachment; Levy; Restraint on Business.

(a)           (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which Borrower maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b)           (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any part of its business;

8.5          Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6          Other Agreements.  There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Fifty Thousand Dollars ($150,000) or that could reasonably be expected to have a material adverse effect on Borrower’s business.

8.7          Judgments.  One or more judgments, orders, or decrees  for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);

8.8          Misrepresentations.  Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9          Subordinated Debt.  A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement; or

8.10        Governmental Approvals.  Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any Subsidiary to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction that could reasonably be expected to have a material adverse effect on Borrower’s business.

8.11        Lien Priority.  Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens.

9.             RIGHTS AND REMEDIES

9.1          Rights and Remedies.

(a)           Upon the occurrence and during the continuance of an Event of Default, Collateral Agent and/or Lenders may, and at the written direction of any Lender shall,  without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if  any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to  advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b)           Without limiting the rights of the Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i)            foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)           apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii)          commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c)           Without limiting the rights of the Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent and each Lender shall have the right, without notice or demand, to do any or all of the following:

(i)            settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent and/or Lenders consider advisable, notify any Person owing Borrower money of Collateral Agent’s and Lenders’ security interest in such funds, and verify the amount of such account;

(ii)           make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral.  Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates.  Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent and/or Lenders a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s and Lenders’ rights or remedies;

(iii)          ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral.  Collateral Agent and Lenders are hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s or Lenders’ exercise of their rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements inure to Collateral Agent for the benefit of the Lenders;

(iv)          place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v)           demand and receive possession of Borrower’s Books;

(vi)          appoint a receiver to cease, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower; and

(vii)         Subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and Lenders under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2          Power of Attorney.  Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to:  (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits.  Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder.  Collateral Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3          Protective Payments.  If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral.  Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter.  No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4          Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent or any Lender from or on behalf of Borrower of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent and Lenders shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent and and/or Lenders may deem advisable notwithstanding any previous application by Collateral Agent or any Lender, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise.  Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent.  Any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s and Lenders’ security interest therein.

9.5          Liability for Collateral.  So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, (i) Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person; and (ii) Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6          No Waiver; Remedies Cumulative.  Collateral Agent’s or any Lenders’ failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Collateral Agent and Lenders and then is only effective for the specific instance and purpose for which it is given.  Collateral Agent’s and Lenders’ rights and remedies under this Agreement and the other Loan Documents are cumulative.  Collateral Agent and Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity.  Collateral Agent’s or any Lenders’ exercise of one right or remedy is not an election, and Collateral Agent’s waiver of any Event of Default is not a continuing waiver.  Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7          Demand Waiver.  Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or Lenders on which Borrower is liable.

10.          NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below.  Any of Collateral Agent, Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:                                                                   Anacor Pharmaceuticals, Inc.

1020 East Meadow Circle
Palo Alto, California  94303-4230

Attn: Chief Financial Officer

Fax:  (650) 543-7660

with a copy to:                                                                 Cooley LLP

3175 Hanover Street

Palo Alto, California 94304-1130

Attn: Glen Sato

Fax:  (650) 849-7400

Email: gsato@cooley.com

If to Collateral Agent:                             Oxford Finance Corporation

133 North Fairfax Street

Alexandria, Virginia 22314

Attention:  General Counsel

Fax:  (703) 519-5225

If to HRZN:                                                                                  Horizon Technology Finance Corporation

76 Batterson Park Road

Farmington, Connecticut  06032

Attention:  Legal Department

Fax:  (860) 676-8655

Email: jay@horizontechfinance.com

with a copy to:                                                                 DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, California 92121-2133

Attn:  Troy Zander

Fax:  (858) 638-5086

Email:  troy.zander@dlapiper.com

11.          CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law.  Borrower, Lenders and Collateral Agent each submit to the exclusive jurisdiction of the State and Federal courts in the county of Santa Clara, California.  NOTWITHSTANDING THE FOREGOING, COLLATERAL AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH COLLATERAL AGENT AND LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE COLLATERAL AGENT’S AND LENDERS’ RIGHTS AGAINST BORROWER OR ITS PROPERTY. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, COLLATERAL AGENT, AND LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12.          GENERAL PROVISIONS

12.1        Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and Lenders’ prior written consent (which may be granted or withheld in Collateral Agent’s and Lenders’ discretion, subject to Section 12.6).  The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”).  Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require.

12.2        Indemnification.  Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders  (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person from, following, or arising from transactions between Collateral Agent, and/or the Lenders and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s  gross negligence or willful misconduct. Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds.

12.3        Time of Essence.  Time is of the essence for the performance of all Obligations in this Agreement.

12.4        Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5        Correction of Loan Documents.  Collateral Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.6        Amendments in Writing; Integration.  (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i)            no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii)           no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;

(iii)          no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan  Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

(iv)          the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b)           Other than as expressly provided for in Section 12.6(a)(i)-(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c)           This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8        Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.9 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9        Confidentiality.  In handling any confidential information of Borrower, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Lenders may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as neither the Collateral Agent nor any Lenders disclose Borrower’s identity or the identity of any person associated with Borrower unless otherwise expressly permitted by this Agreement.  The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10      Right of Set Off.  Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.          COLLATERAL AGENT

13.1        Appointment and Authorization of Collateral Agent.  Each Lender hereby irrevocably appoints, designates and authorizes Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

13.2        Delegation of Duties.  Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through its, or its agents or attorneys-in-fact and shall be entitled to obtain and rely upon the advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

13.3        Liability of Collateral Agent.  Except as otherwise provided herein, no Collateral Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Collateral Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Affiliate thereof.

13.4        Reliance by Collateral Agent.  Collateral Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Collateral Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents.  Collateral Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Collateral Agent hereunder or under any Loan Documents in accordance therewith.  Collateral Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.  Collateral Agent shall not be under any obligation to exercise any of the rights or powers granted to Collateral Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Collateral Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

13.5        Notice of Default.  Unless the officers of Collateral Agent acting in their capacity as officer of Collateral Agent on Borrower’s account have actual knowledge thereof or have been notified in writing thereof by Lenders, Collateral Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default.  Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default and/or Event of Default, unless Collateral Agent shall have received written notice from a Lender or Borrower, describing such default or Event of Default.  Collateral Agent will notify the Lenders of its receipt of any such notice. Collateral Agent shall take such action with respect to an Event of Default as may be determined by Lenders in accordance with the terms of Section 9(a); provided, however, that while an Event of Default has occurred and is continuing, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as Collateral Agent shall deem advisable or in the best interest of the Lenders, including without limitation,  satisfaction of other security interests, liens or encumbrances on the Collateral not permitted under the Loan Documents, payment of taxes on behalf of Borrower, payments to landlords, warehouseman, bailees and other persons in possession of the Collateral and other actions to protect and safeguard the Collateral, and actions with respect to insurance claims for casualty events affecting Borrower and/or the Collateral.

13.6        Credit Decision; Disclosure of Information by Collateral Agent.  Each Lender acknowledges that no Collateral Agent-Related Person has made any representation or warranty to it, and that no act by Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of

Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Collateral Agent-Related Person to any Lender as to any matter, including whether Collateral Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Collateral Agent that it has, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Collateral Agent herein, Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Affiliates which may come into the possession of any Collateral Agent-Related Person.

13.7        Indemnification of Collateral Agent.  Each Lender severally, but not jointly, agrees (a) to indemnify and hold Collateral Agent (and each Collateral Agent-Related Person) harmless from and against and (b) promptly upon receipt by each Lender of Collateral Agent’s statement, to reimburse Collateral Agent, according to such Lender’s Pro Rata Share, to the extent Collateral Agent shall not otherwise have been reimbursed by Borrower on account of and for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the fees and disbursements of counsel and other advisors) or disbursements of any kind of nature whatsoever with respect to Collateral Agent’s performance of its duties under this Agreement and the other Loan Documents; provided, however, that no Lender shall be liable for the payment to Collateral Agent of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Collateral Agent’s gross negligence or willful misconduct.  Such reimbursement shall not in any respect release Borrower from any liability or obligation.  If any indemnity furnished to Collateral Agent for any purpose shall, in the opinion of Collateral Agent, be insufficient or become impaired, Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  Collateral Agent’s right to indemnification shall survive termination of this Agreement.

13.8        Collateral Agent in its Individual Capacity.  With respect to its Credit Extensions, Oxford shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Collateral Agent, and the terms “Lender” and “Lenders” include Oxford in its individual capacity.

13.9        Successor Collateral Agent.  Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and Borrower; provided, however, that the retiring Collateral Agent shall continue to serve until a successor Collateral Agent shall have been selected and approved pursuant to this Section 13.9.  Upon any such notice, Collateral Agent shall have the right to appoint, subject to the consent of Lenders, a successor Collateral Agent.  Without limitation of the foregoing, if Collateral Agent become insolvent or commits any act or omission constituting gross negligence or willful misconduct of its duties as Collateral Agent hereunder, then the Lenders shall have the right to replace the Collateral Agent.  Upon the acceptance of its appointment as successor Collateral Agent hereunder, the Person acting as such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the respective term “Collateral Agent” means such successor Collateral Agent and the retiring Collateral Agent’s appointment, powers and duties in such capacities shall be terminated without any other further act or deed on its behalf. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Article 13 and Sections 2.3(d) and 12.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

13.10      Proofs of Claim.  In case of any Insolvency Proceeding relative to Borrower, each Lender shall promptly file a claim or claims, on the form required in such proceeding, for the full outstanding amount of such Lender’s claim, and shall use its best efforts to cause said claim or claims to be approved and each of the Lenders hereby irrevocably agrees that, to the extent that it fails timely to do so, any other Lender may in the name of the first Lender, or otherwise, prove up (but not vote) any and all claims of the first Lender relating to the first Lender’s claim.

13.11      Collateral and Guaranty Matters.  The Lenders irrevocably authorize Collateral Agent, at its option and in its discretion, to release any guarantor and any Lien on any Collateral granted to or held by Collateral Agent under any Loan Document (i) upon the date that all Obligations due hereunder have been fully and indefeasibly paid in full and no Term Loan Commitments or other obligations of any Lender to provide funds to Borrower under this Agreement remain outstanding, (ii) that is transferred or to be transferred as part of or in connection with any Transfer permitted hereunder or under any other Loan Document, or (iii) as approved in accordance with Section 12.6. Upon request by Collateral Agent at any time, all Lenders will confirm in writing Collateral Agent’s authority to release its interest in particular types or items of Property, pursuant to this Section 13.11.

13.12      Cooperation of Borrower.  If necessary, Borrower agrees to (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (ii) make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing)  and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9 Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

14.          DEFINITIONS

14.1        Definitions.  As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is May 1, 2012.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approved Lender” has the meaning given it in Section 12.1.

“Basic Rate” means with respect to each Term Loan, the per annum rate of interest (based on a year of 360 days) equal to the greater of (i) nine and four tenths percent (9.40%) and (ii) the sum of (a) the three (3) month U.S. LIBOR rate reported in The Wall Street Journal three (3) Business Days prior to the Funding Date of such Term Loan, plus (b) nine and one tenth percent (9.10%).

“Blocked Person” means any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal, and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent.  For the avoidance of doubt, the direct purchase by Borrower, any guarantor, co-borrower, or any subsidiary of Borrower of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower, any guarantor, co-borrower, or any subsidiary of Borrower shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this agreement governing Permitted Investments.  Notwithstanding the foregoing, Cash Equivalents does not include and Borrower and its Subsidiaries are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security.

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A and any and all other properties, rights and assets of Borrower granted by Borrower to Collateral Agent for the ratable benefit of the Lenders or arising under the Code or other applicable law, now, or in the future.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Collateral Agent” means, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Collateral Agent-Related Person” means the Collateral Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors, auditors and attorneys-in-fact of such Persons; provided, however, that no Collateral Agent-Related Person shall be an Affiliate of Borrower.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Credit Extension” is any Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account as disclosed in writing to Lenders as of the Effective Date.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of $5,000,000,000, and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) unless an Event of Default has occurred and is continuing, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.  Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Existing Indebtedness” means the indebtedness of Borrower to Lighthouse in the aggregate principal outstanding amount as of the Effective Date of approximately Five Million Six Hundred Thousand Dollars ($5,600,000) pursuant to that certain Loan and Security Agreement No. 5251 between Lighthouse and Borrower, dated as of June 30, 2006 (as amended from time to time).

“Event of Default” is defined in Section 8.

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of all or any portion of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such Term Loan (or, in the case of a partial prepayment in accordance with (c), above, the principal amount of such Term Loan being prepaid) multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is five and one half percent (5.50%).

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, and the goodwill of the business of any Person connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions,  and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Lender” is any one of the Lenders.

“Lenders” shall mean the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Lighthouse” means Lighthouse Capital Partners V, L.P.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificate, each Compliance Certificate, any subordination agreements, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or any guarantor for the benefit of Lenders and Collateral Agent in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s and/or Lenders’ Lien in the Collateral or in the value of such Collateral; or (b) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is, for each Term Loan, April 1, 2015.

“Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes the Lenders now or later, whether under this Agreement, the Loan Documents (other than the Warrants), or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents (other than the Warrants).

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State of such Person’s jurisdiction of organization on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Payment Date” is the first (1st) calendar day of each calendar month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)           Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)           Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)                                  Subordinated Debt;

(d)                                 unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)                                  Indebtedness secured by liens specified in clause (c) of the definition of “Permitted Liens” provided such Indebtedness shall not exceed (i) One Million Dollars ($1,000,000) in the aggregate principal amount outstanding at any one time during the period from the Effective Date through the first anniversary of the Effective Date; plus (ii) an additional One Million Dollars ($1,000,000) (for an aggregate principal amount not to exceed Two Million Dollars ($2,000,000) outstanding at any one time during the period from the day after the first anniversary of the Effective Date through the second anniversary of the Effective Date; and (iii) an additional One Million Dollars ($1,000,000) (for an aggregate principal amount not to exceed Three Million Dollars ($3,000,000) outstanding at any one time during the period from the day after the second anniversary of the Effective Date; provided that prior to incurring any Indebtedness of the type or amount described in clause (ii) or (iii) above, Borrower shall have consummated (and provided Collateral Agent satisfactory evidence of) a co-development transaction, in form and substance satisfactory to Collateral Agent in its sole discretion, that results in Borrower receiving adequate consideration for such co-development transaction consistent with industry practice (including, but not limited to, royalty payments, upfront or milestone payments, or distribution rights);

(f)                                    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g)                                 Indebtedness with respect to letters of credit outstanding as of the date hereof, not to exceed Two Hundred Thousand Dollars ($200,000);

(h)                                 Other unsecured Indebtedness in an aggregate principal amount not to exceed $100,000; and

(i)                                     extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)                                  Investments shown on the Perfection Certificate and existing on the Effective Date;

(b)                                 Investments permitted by Borrower’s investment policy as in effect as of the Effective Date, as approved by Borrower’s Board of Directors;

(c)                                  Investments securing letters of credit issued in favor of Borrower and outstanding as of the date hereof, not to exceed Two Hundred Thousand Dollars ($200,000); and

(d)                                 Investments in cash and Cash Equivalents.

“Permitted Liens” are:

(a)                                  Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)                                 Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)                                  purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (ii) on existing Equipment when acquired, in each case if the Lien is confined to the property and improvements and the proceeds of the Equipment; provided that such Liens under this clause (c) (A) may have priority over liens granted to Collateral Agent hereunder to the extent provided under the Code so long as the Indebtedness secured by the Liens remain outstanding and (B) may secure Indebtedness of no more than the amounts set forth in clause (e) of the definition of “Permitted Indebtedness;”

(d)                                 banker’s liens, rights of setoff and Liens in favor of financial institutions incurred or made in connection with letters of credit issued in favor of Borrower and outstanding as of the date hereof;

(e)                                  statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided they have no priority over any of Collateral Agent’s Lien and the aggregate amount of the obligations secured by such Liens does not any time exceed Twenty-Five Thousand Dollars ($25,000);

(f)                                    leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or Intellectual Property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest;

(g)                                 banker’s liens, rights of setoff and Liens in favor of financial institutions incurred or made in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions to secure solely payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;

(h)                                 Liens to secure payment of workers’ compensation, employment insurance, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(i)                                     Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(j)                                     licenses of Intellectual Property permitted by Section 7.1 hereof; and

(k)                                  Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) and (d) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Phase 3 Milestone” means Borrower has achieved either (i) full enrollment of its Phase 3 trials for Onychomycosis (AN2690); or (ii) initiation of its Phase 3 trials for Psoriasis (AN2728).

“Phase 3 Milestone Date” means the date on which Borrower has satisfied the Phase 3 Milestone.

“Prepayment Fee” means with respect to all or any part of any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)                                     for a prepayment made on or after the Effective Date and on or prior to the first anniversary thereof, three percent (3.00%) of the principal amount of the Term Loans prepaid;

(ii)                                  for a prepayment made after the first anniversary of the Effective Date but on or before the second anniversary of the Effective Date, two percent (2.00%) of the principal amount of the Term Loans prepaid; and

(iii)                               for a prepayment made thereafter, one percent (1.00%) of the principal amount of the Term Loans prepaid.

“Pro Rata Share” means, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their respective Term Loans, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loans, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loans, Lenders holding, sixty-six percent (66%) or more of the aggregate outstanding principal balance of the Term Loans, plus, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its respective Term Loan and (B) each assignee of an Original Lender provided such assignee was assigned or transferred and continues to hold 100% of the assigning Original Lender’s interest in the Term Loans (in each case in respect of clauses (A) and (B) of this clause (ii), whether or not such Lender is included within the Lenders holding sixty-six percent (66%) of the Terms Loans).  For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any Chief Executive Officer, Chief Financial Officer, Vice President of Finance and Controller, or Vice President of Finance, acting alone.

“Second Draw Period” means the period commencing on the Phase 3 Milestone Date and ending on the earlier of (i) March 31, 2012 and (ii) the occurrence of an Event of Default; provided, however, that the Second Draw Period shall not commence if on the date of the request for the Term B Loan an Event of Default has occurred and is continuing.

“Secured Promissory Note” is defined in Section 2.4.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Borrower, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or one or more of Affiliates of such Person.

“Term Loan” is defined in Section 2.2(a)(iii) hereof.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term Loan Commitment” means, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Third Draw Period” means the period commencing on the Phase 3 Milestone Date and ending on the earlier of (i) September 30, 2012 and (ii) the occurrence of an Event of Default; provided, however, that the Third Draw Period shall not commence if on the date of the request for the Term C Loan an Event of Default has occurred and is continuing.

“Transfer” is defined in Section 7.1.

“Warrants” are those certain Warrants to purchase stock dated as of the Effective Date executed by Borrower in favor of Lenders.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ANACOR PHARMACEUTICALS, INC.

By:	/s/ Geoff Parker
Name: Geoff Parker
Title: SVP & Chief Financial Officer

LENDERS AND COLLATERAL AGENT:

OXFORD FINANCE CORPORATION, as Collateral Agent and as a Lender

By:	/s/ John G. Henderson
Name: John G. Henderson
Title: Vice President & General Counsel

HORIZON TECHNOLOGY FINANCE CORPORATION, as a Lender

By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Its:	Chief Executive Officer

[Signature Page to Loan and Security Agreement]

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Term A Loans

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance Corporation	$6,666,666.67	66.666666667%
Horizon Technology Finance Corporation	$3,333,333.33	33.333333333%
TOTAL	$10,000,000	100.00%

Term B Loans

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance Corporation	$6,666,666.67	66.666666667%
Horizon Technology Finance Corporation	$3,333,333.33	33.333333333%
TOTAL	$10,000,000	100.00%

Term C Loans

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance Corporation	$6,666,666.66	66.666666666%
Horizon Technology Finance Corporation	$3,333,333.34	33.333333334%
TOTAL	$10,000,000	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
Oxford Finance Corporation	$20,000,000	66.666666%
Horizon Technology Finance Corporation	$10,000,000	33.333334%
TOTAL	$30,000,000	100.00%

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished; any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same; trademarks, trade names, service marks, mask works, rights of use of any name or domain names and, to the extent permitted under applicable law, any applications therefor, whether registered or not; and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions; and any claims for damage by way of any past, present, or future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

EXHIBIT B

Loan Payment/Advance Request Form

DISBURSEMENT LETTER

The undersigned, being the duly elected and acting SVP and Chief Financial Officer of ANACOR PHARMACEUTICALS, INC., a Delaware corporation with offices located at 1020 East Meadow Circle, Palo Alto, California 94303-4230 (“Borrower”), does hereby certify to OXFORD FINANCE CORPORATION, (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) and HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon”) in connection with that certain Loan and Security Agreement dated as of March 18, 2011 by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1.                                       The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2.                                       No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3.                                       Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4.                                       All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5.                                       No Material Adverse Change has occurred.

6.                                       The undersigned is a Responsible Officer.

7.                                       The proceeds of the Term A Loan shall be disbursed as follows:

Disbursement from Oxford:
Loan Amount	$6,666,666.67
Plus:
—Deposit Received	$66,666.67

Less:
— Existing Debt Payoff to be remitted to Lighthouse per the Payoff Letter dated 3/17/11	$(5,000,000.00)
— Oxford’s Legal Fees	$(50,198.30)*
— Oxford’s Facility Fee	$(200,000.00)

Net Proceeds of Term A Loan due from Oxford:	$1,483,135.04

Disbursement from Horizon:

Loan Amount	$3,333,333.33
Plus:

* Legal fees and costs are through the Effective Date.  Post-closing legal fees and costs, payable after the Effective Date, to be invoiced and paid post-closing.

—Deposit Received	$33,333.33

Less:
— Existing Debt Payoff to be remitted to Lighthouse per the Payoff Letter dated 3/17/11	$(1,562,405.12)
— Horizon’s Legal Fees	$(10,000.00)
— Horizon’s Facility Fee	$(100,000.00)

Net Proceeds of Term A Loan due from Horizon:	$1,694,261.54

8.                                       The proceeds of the Term B Loan shall be disbursed as follows:

Disbursement from Oxford:
Loan Amount	$
Less:
— Oxford’s Legal Fees	$(	)

Net Proceeds of Term B Loan due from Oxford:	$

Disbursement from Horizon:

Loan Amount	$
Less:
— Horizon’s Legal Fees	$(	)

Net Proceeds of Term B Loan due from Horizon:	$

9.                                       The proceeds of the Term C Loan shall be disbursed as follows:

Disbursement from Oxford:
Loan Amount	$
Less:
— Oxford’s Legal Fees	$(	)

Net Proceeds of Term C Loan due from Oxford:	$

Disbursement from Horizon:

Loan Amount	$

Less:
— Horizon’s Legal Fees	$(	)

Net Proceeds of Term C Loan due from Horizon:	$

The aggregate net proceeds of the Term Loans shall be transferred to Borrower’s account as follows:

Account Name:
Bank Name:
Bank Address:

Account Number:
ABA Number:

To the further credit of: Anacor Pharmaceuticals

[Balance of Page Intentionally Left Blank]

Dated as of the date first set forth above.

BORROWER:

ANACOR PHARMACEUTICALS, INC.

By
Name:
Title:

LENDERS AND COLLATERAL AGENT:

OXFORD FINANCE CORPORATION, as Collateral Agent and as a Lender

By:
Name:
Title:

HORIZON TECHNOLOGY FINANCE CORPORATION, as a Lender

By:
Robert D. Pomeroy, Jr.
Its:	Chief Executive Officer

[Signature Page to Loan Payment/Advance Request Form; Disbursement Letter]

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	Oxford Finance Corporation, as Collateral Agent and Horizon Technology Finance Corporation, as Lender

FROM:	ANACOR PHARMACEUTICALS, INC.

DATE:

The undersigned authorized officer of ANACOR PHARMACEUTICALS, INC. (“Borrower”) hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement among Borrower, Collateral Agent, and the Lenders from time to time party thereto (the “Agreement”),

(i)            Borrower is in complete compliance for the period ending                                with all required covenants except as noted below;

(ii)           There are no Events of Default, except as noted below;

(iii)          Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(iv)          Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement;

(v)           No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent

Attached are the required documents, if any, supporting our certification(s).  The Officer on behalf of Borrower further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements,  for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies

1)	Financial statements	Quarterly within 45 days	Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 180 days after Fiscal Year End	Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a quarterly	Annually (w/n 60 days of FYE) and when revised and approved by	Yes	No	N/A

	basis)	Borrower’s Board of Directors

4)	A/R & A/P agings	When requested		Yes	No	N/A

5)	8-K, 10-K and 10-Q Filings	Within 5 days of filing		Yes	No	N/A

6)	Compliance Certificate	Quarterly within 45 days		Yes	No	N/A

7)	IP Report	when required		Yes	No	N/A

8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$

Deposit and Securities Accounts	(Please list all accounts; attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?

1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

3)			Yes	No	Yes	No

4)			Yes	No	Yes	No

5)			Yes	No	Yes	No

6)			Yes	No	Yes	No

Financial Covenants	Requirement	Actual	Compliance

[none]

Other Matters

Have there been any changes in senior management since the last Compliance Certificate?	Yes	No
Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Agreement?	Yes	No
Have there been any new or pending claims or causes of action against Borrower that involve more than $250,000?	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDERS USE ONLY

ANACOR PHARMACEUTICALS, INC.	DATE
By:		Received by:	Verified by:

Name:
Title:		Date:	Date:

		Compliance Status	Yes	No

EXHIBIT D

SECURED PROMISSORY NOTE

$	Dated: March 18, 2011

FOR VALUE RECEIVED, the undersigned, ANACOR PHARMACEUTICALS, INC., a Delaware corporation with offices located at 1020 East Meadow Circle, Palo Alto, California 94303-4230 (“Borrower”) HEREBY PROMISES TO PAY to the order of [OXFORD FINANCE CORPORATION][HORIZON TECHNOLOGY FINANCE CORPORATION] (“Lender”) the principal amount of [                      ] MILLION DOLLARS [($                            )] or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of Term Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated March 18, 2011, by and among Borrower, Lender, Oxford Finance Corporation, as Collateral Agent and as a Lender, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Borrower agrees to pay any initial partial monthly interest payment from the date the Term Loan is made to Borrower under this Secured Promissory Note (this “Note”) to the first Payment Date (“Interim Interest”) on the first Payment Date.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Note.  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California.

[omit for Horizon Note:]Note Register; Ownership of Note.  The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

ANACOR PHARMACEUTICALS, INC.

By
Name:
Title:

[Signature Page to Secured Promissory Note]

[Oxford Finance Corporation][Horizon Technology Finance Corporation]
[Term [A][B][C] Loan Note

CORPORATE BORROWING CERTIFICATE

BORROWER:	ANACOR PHARMACEUTICALS, INC.	DATE: March 18, 2011
LENDERS:	Oxford Finance Corporation (“Collateral Agent”) and
Horizon Technology Finance Corporation (collectively, “Lenders”)

I hereby certify as follows, as of the date set forth above:

1.  I am the Secretary, Assistant Secretary or other officer of Borrower.   My title is as set forth below.

2.  Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.  Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 1 above.  Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.  The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
☐
☐
☐
☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent and Lenders a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Issue Warrants.  Issue warrants for Borrower’s capital stock.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.  The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                          of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

[print title]

By:
Name:
Title: